EXHIBIT 10.11

April 5, 2007

Paul Harary
8434 Twin Lake Dr.

Boca Raton, Fl 33496

RE: PC Universe, Inc.

Dear Mr. Harary:

This letter shall confirm my conversation with you whereby PC Universe, Inc. (the “Company”) hereby grants you piggyback registration rights with respect to 1,000,000 shares of restricted common stock held by you in the Company in accordance with Section 6.06 of the Merger Agreement between the Company and PKTV. Should the Company determine to file a registration statement with the Securities and Exchange Commission, the Company will notify you and discuss the addition of the aforementioned shares into such registration statement prior to the registration statement being declared effective.

Please call should you have any questions.

Very truly yours,

Tom Livia

CEO

504 N.W 77th Street	Boca Raton, Florida 33487	Phone: 561-953	Fax: 561-953-0339

www.pcuniverse.com